Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for First Quarter Ended July 31, 2021 and Recent Developments

-- Recorded First Quarter Revenue of $30.8 Million --

-- Achieved Fifth Consecutive Quarter of Operational Profitability --

-- Signed $23 Million in New Business Orders and Ended the Quarter with a Backlog of $110 Million --

-- Phase 1 and Phase 2 Expansion Efforts Advancing as Planned --

TUSTIN, Calif., September 8, 2021 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the first quarter of fiscal 2022, ended July 31, 2021.

Highlights Since April 30, 2021

“We are pleased to announce another strong quarter. During the first quarter of fiscal 2022, we recorded an increase in revenues compared to the prior year period. Our margins significantly improved during the first quarter, reflecting the efficiencies of our business model and our ability to strategically leverage our existing fixed costs. In business development, we continued to expand and diversify our pipeline. And, as always, our business development team remains highly engaged in pursuit of multiple new business opportunities. Finally, with respect to operations, both Phase 1 and Phase 2 of our buildout remain on track as work continues to enhance our high throughput capabilities for upstream, downstream and analytical services, and we expect the Phase 1 expansion to be online in January of 2022,” stated Nicholas Green, president and chief executive officer of Avid Bioservices.

“As we now have the first quarter behind us, and we are well into the second quarter, we believe we are on track to achieve our stated full year fiscal 2022 revenue guidance of between $115 million and $117 million. This represents a year-over-year growth rate of between 20% and 22%. Multiple factors contribute to our confidence in reaching this milestone, including an increase in existing customer demand, a growing pool of new customer projects, and our substantial backlog. Having said that, we remain keenly aware of the supply chain challenges that many companies continue to face due to the COVID-19 pandemic. While we have not experienced any material delays or shortages to date, it is important to recognize that uncertainty remains in the supply market, and we are cognizant of the impact it may have on timing and pricing of materials. As of today, we are aware of no supply related factors affecting our business.

“Having completed two successful fundraisings in December 2020 and March 2021, the company is very well capitalized, with approximately $160 million of cash on hand. These proceeds support our expansion and enhancement efforts, and will allow the company to explore value-creating opportunities for organic and inorganic growth in the future.”

Financial Highlights and Guidance

•	The company is confirming revenue guidance for the full fiscal year 2022 of $115 million to $117 million.

•	Revenues for the first quarter of fiscal 2022 were $30.8 million, representing a 21% increase compared to $25.4 million recorded in the prior year period. The increase in revenues can be attributed to an increase in process development revenues primarily associated with services provided to new customers combined with an increase in manufacturing revenues primarily due to an increase in the number and scale of manufacturing runs in-process and/or completed in the current year period compared to the prior year period.

•	As of July 31, 2021, revenue backlog was $110 million, an increase of 83% compared to $60 million at the end of the same quarter last year. The company expects to recognize the majority of this backlog over the next twelve months.

•	Gross margin for the first quarter of fiscal 2022 was 37% compared to a gross margin of 34% for the first quarter of fiscal 2021. The increase in gross margin was primarily due to higher manufacturing and process development revenues during the period, as well as the receipt of a $3.3 million fee for unutilized reserved capacity from a customer during the quarter, similar to the $3.1 million fee from a customer received during the first quarter of fiscal 2021. The gross margin percentages for both the current-year and the prior-year periods were strengthened by approximately 7% and 9%, respectively, from these unused reserved capacity fees. While we believe the positive trend in our margins demonstrates the growing efficiencies of our business model, we do expect to increase hiring in the coming months to support our growing manufacturing capacity, and this may impact margins in future quarters.

•	Selling, general and administrative expenses (“SG&A”) for the first quarter of fiscal 2022 were $4.5 million, an increase of 17% compared to $3.8 million recorded for the first quarter of fiscal 2021. The increase in SG&A during the quarter was primarily due to increases in stock-based compensation and consulting fees, partially offset by a decrease in payroll and benefit related expenses.

•	For the first quarter of fiscal 2022, the company recorded net income attributable to common stockholders of approximately $6.3 million or $0.10 per basic and diluted share, as compared to a consolidated net income attributable to common stockholders of $3.3 million or $0.06 per basic and diluted share, for the first quarter of fiscal 2021. The increase in net income attributable to common stockholders during the fiscal 2022 period is partially due to preferred stock accumulated dividends of $1.4 million included during the prior year period.

•	Avid reported $159.7 million in cash and cash equivalents as of July 31, 2021 compared to $169.9 million as of the prior fiscal year ended April 30, 2021.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Recent Corporate Developments

•	Appointed Esther M. Alegria, Ph.D. to the Avid board of directors. Dr. Alegria joins the Avid board bringing nearly 30 years of biopharmaceutical industry experience spanning research and development, manufacturing, quality control, assurance and compliance, technology transfer and regulatory submissions supporting the development and commercialization of small and large molecule therapeutics and vaccines.

•	Signed multiple new orders during the first quarter, totaling approximately $23 million. These projects span all areas of the business, from process development to commercial manufacturing.

•	The two-part expansion of the Myford facility continues to progress according to plan. The first phase of the expansion, which was initiated during the second quarter of fiscal 2021, expands the production capacity of the company’s existing Myford North facility by adding a second downstream processing suite. The second phase, which was initiated during the fourth quarter of fiscal 2021, is designed to further expand capacity through the build out of a second manufacturing train, including both upstream and downstream processing suites within Myford South.

Combined, the company estimates that the first and second phases of this expansion will result in a total revenue generating capacity of up to approximately $270 million annually.  While the company believes that this expansion is critical to its ability to service the future needs of its customers, Avid presently has adequate capacity to accommodate current demand.

2

Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures, and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as consulting and other costs directly associated with such activities, and severance and related expenses; and non-cash interest expense on senior convertible notes for the accretion of the debt issuance costs associated with our senior convertible notes. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

Conference Call

Avid will host a conference call and webcast this afternoon, September 8, 2021, at 4:30 PM EDT (1:30 PM PDT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Avid Bioservices conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biopharmaceutical drug substances derived from mammalian cell culture. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 28 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

3

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the ongoing COVID-19 pandemic will adversely affect our or our customers’ business and operations, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2022 revenues, and the risk that the completion of one or both phases the of the Myford expansion may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2021, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

4

avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive INCOME

(Unaudited) (In thousands, except per share information)

	Three Months Ended July 31,
	2021	2020

Revenues	$30,754	$25,392
Cost of revenues	19,363	16,848
Gross profit	11,391	8,544

Operating expenses:
Selling, general and administrative	4,460	3,825
Operating income	6,931	4,719
Interest income	76	15
Interest expense	(703)	(4)
Net income	$6,304	$4,730
Comprehensive income	$6,304	$4,730
Series E preferred stock accumulated dividends	–	(1,442)
Net income attributable to common stockholders	$6,304	$3,288

Net income per share attributable to common stockholders:
Basic	$0.10	$0.06
Diluted	$0.10	$0.06

Weighted average common shares outstanding:
Basic	61,137	56,523
Diluted	63,571	56,892

- Continued -

5

avid bioservices, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except par value)

	July 31, 2021	April 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$159,692	$169,915
Accounts receivable	18,354	18,842
Contract assets	5,956	6,112
Inventory	15,242	11,871
Prepaid expenses	1,536	1,064
Total current assets	200,780	207,804
Property and equipment, net	44,569	37,455
Operating lease right-of-use assets	22,877	18,691
Other assets	1,955	1,210
Restricted cash	350	350
Total assets	$270,531	$265,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,611	$9,257
Accrued payroll and related costs	4,114	8,794
Contract liabilities	46,262	50,769
Current portion of operating lease liabilities	1,630	1,355
Other current liabilities	1,631	761
Total current liabilities	63,248	70,936

Convertible senior notes, net	138,812	96,949
Operating lease liabilities, less current portion	23,835	19,889

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at July 31, 2021 and April 30, 2021, respectively	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 61,341 and 61,069 shares issued and outstanding at July 31, 2021 and April 30, 2021, respectively	61	61
Additional paid-in capital	597,320	637,534
Accumulated deficit	(552,745)	(559,859)
Total stockholders’ equity	44,636	77,736
Total liabilities and stockholders’ equity	$270,531	$265,510

- Continued -

6

avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended July 31,
	2021	2020

GAAP net income attributable to common stockholders	$6,304	$3,288
Stock-based compensation	1,299	730
Business transition and related costs	486	208
Non-cash interest expense	254	–
Preferred stock accumulated dividends	–	1,442
Adjusted net income	$8,343	$5,668

GAAP net income attributable to common stockholders	$6,304	$3,288
Depreciation and amortization	1,009	830
Interest expense and interest income	627	(11)
Stock-based compensation	1,299	730
Business transition and related costs	486	208
Preferred stock accumulated dividends	–	1,442
Adjusted EBITDA	$9,725	$6,487

GAAP net cash used in operating activities	$(6,942)	$(2,273)
Purchase of property and equipment	(4,199)	(489)
Free cash flow	$(11,141)	$(2,762)

###

7